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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

   Date of Report (Date of earliest event reported)     November 30, 2001
                                                     ------------------------

                       NEXTGEN COMMUNICATIONS CORPORATION
--------------------------------------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)


           Delaware                     0-22388                  99-0273889
----------------------------        ----------------         -------------------
(State or Other Jurisdiction        (Commission File            (IRS Employer
      of Incorporation                   Number)             Identification No.)


     11850 Jones Road, Houston, Texas                                77070
--------------------------------------------------------------------------------
 (Address of Principal Executive Offices)                          (Zip Code)

 Registrant's telephone number, including area code:        (281) 970-9859
                                                      --------------------------



         --------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)



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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

On November 30, 2001, ATNAM Enterprises, Inc., an Illinois corporation ("ATNAM") and wholly-owned subsidiary of Nextgen Communications Corporation (the "Company"), completed the sale of two promissory notes (the "Notes") issued to ATNAM by Kenny Industrial Services, L.L.C., an Illinois limited liability company ("Kenny"). ATNAM sold the Notes to Capital Resource Partners IV, L.P., a Delaware limited partnership, and CRP Investment Partners IV, LLC, a Delaware limited liability company (together, the "Purchasers"), affiliates of Kenny, for $2.5 million. Kenny owed ATNAM approximately $4.1 million pursuant to the Kenny Notes as of the date of sale. ATNAM recorded a loss on the sale of the Kenny Notes of approximately $1.6 million.

         ATNAM had given notice to Kenny on September 18, 2001, that the Kenny Notes were in default. Prior to the sale of the Kenny Notes to the Purchasers, the Company and Kenny had engaged in discussions about restructuring the Kenny Notes. Kenny originally issued the Kenny Notes to ATNAM on November 23, 1998, in connection with ATNAM's sale of certain assets to Kenny (the "Asset Sale"). Prior to amending and restating the Kenny Notes on March 31, 2001, Kenny had alleged certain rights of offset on the Kenny Notes, due to certain indemnification obligations of the Company and ATNAM arising from the Asset Sale. Simultaneously with the sale of the Kenny Notes to the Purchasers, the Company and ATNAM entered into a Settlement Agreement with Kenny, whereby the parties released each other from any and all existing and future claims, including any claims arising from the Asset Sale.

ITEM 5. OTHER EVENTS.

         The voting agreement between Frank J. Fradella, the Chairman, President and Chief Executive Officer of the Company, and W. Michael Sullivan, dated June 29, 2001, as amended on August 31, 2001 (the "Voting Agreement"), terminated on October 1, 2001. Mr. Fradella's right to vote the 2,000,000 shares of the Company's common stock owned by Mr. Sullivan reverted to Mr. Sullivan upon the termination of the Voting Agreement. Mr. Sullivan's employment as the President of Point To Point Network Services, Inc., a Delaware corporation and wholly-owned subsidiary of the Company, was terminated on November 1, 2001. The Company and Mr. Sullivan are currently attempting to negotiate a settlement agreement in connection with the termination of his employment.

        On November 30, 2001, Mr. Fradella transferred 500,000 shares of the Company's common stock owned by Mr. Fradella to Deere Park Capital, L.L.C. ("Deere Park"), in full satisfaction of a promissory note in the original principal amount of $350,000 owed by Mr. Fradella to Deere Park.




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ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (c)      Exhibits:

Exhibit No.             Description
-----------             -----------

   2.1 Note Purchase Agreement, dated as of November 30, 2001, by and among Capital Resource Partners IV, L.P., a Delaware limited partnership, CRP Investment Partners IV, LLC, a Delaware limited liability company, ATNAM Enterprises, Inc., an Illinois corporation, and Kenny Industrial Services, L.L.C., a Delaware limited liability company.

   2.2 Settlement Agreement, dated as of November 30, 2001, by and among ATNAM Enterprises, Inc., an Illinois corporation, Nextgen Communications Corporation, a Delaware corporation, and Kenny Industrial Services, L.L.C., a Delaware limited liability company.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     NEXTGEN COMMUNICATIONS CORPORATION



Date:   December 18, 2001            By: /s/ KATHLEEN L. HARRIS
                                         ---------------------------------------
                                         Kathleen L. Harris
                                         Chief Financial Officer



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                                  EXHIBIT INDEX

Exhibit No.             Description
-----------             -----------

  2.1 Note Purchase Agreement, dated as of November 30, 2001, by and among Capital Resource Partners IV, L.P., a Delaware limited partnership, CRP Investment Partners IV, LLC, a Delaware limited liability company, ATNAM Enterprises, Inc., an Illinois corporation, and Kenny Industrial Services, L.L.C., a Delaware limited liability company.

  2.2 Settlement Agreement, dated as of November 30, 2001, by and among ATNAM Enterprises, Inc., an Illinois corporation, Nextgen Communications Corporation, a Delaware corporation, and Kenny Industrial Services, L.L.C., a Delaware limited liability company.


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